Exhibit 99.2
THE WILLIAMS COMPANIES, INC.
SCHEDULE II — VALUATION AND QUALIFYING ACCOUNTS

		ADDITIONS
		Charged to
	Beginning	Cost and						Ending
	Balance	Expenses		Other		Deductions		Balance
	(Millions)
Year ended December 31, 2006:
Allowance for doubtful accounts — accounts and notes receivable(a)	$86.5	$3.7		$(65.6	)(e)	$9.8	(c)	$14.8
Price-risk management credit reserves(a)	14.9	(8.2	)(d)	—		—		6.7
Processing plant major maintenance accrual(b)	7.2	1.6		—		.9		7.9
Year ended December 31, 2005:
Allowance for doubtful accounts — accounts and notes receivable(a)	98.1	3.5		—		15.1	(c)	86.5
Price-risk management credit reserves(a)	3.0	11.9	(d)	—		—		14.9
Processing plant major maintenance accrual(b)	5.7	1.5		—		—		7.2
Year ended December 31, 2004:
Allowance for doubtful accounts — accounts and notes receivable(a)	102.8	(.8)		—		3.9	(c)	98.1
Price-risk management credit reserves(a)	1.2	1.8	(d)	—		—		3.0
Processing plant major maintenance accrual(b)	4.1	1.6		—		—		5.7

(a)	Deducted from related assets.

(b)	Included in accrued liabilities in 2006 and other liabilities and deferred income in 2005 and 2004.

(c)	Represents balances written off, reclassifications, and recoveries.

(d)	Included in revenues.

(e)	During 2006, $65.6 million in previously reserved Enron receivables were sold.